UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2004

LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-5099	59-0995081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 – 72nd Street North, St. Petersburg, Florida	33710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 345-9371

Not applicable

(Former name or former address, if changed since last report.)

Item 4.    Changes in Registrant’s Certifying Accountant.

On March 22, 2004, the Board of Directors of Life Sciences, Inc. (“Life Sciences”) selected the firm of Gregory, Sharer & Stuart, P.A. as its new independent accountant and resolved to engage that firm to audit the financial statements of Life Sciences. Life Sciences does not have an audit or similar committee of its Board of Directors.

Life Sciences did not during the period of time through March 22, 2004, consult with Gregory, Sharer & Stuart, P.A. regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on Life Sciences’ financial statements, or (iii) on any other matter that would be required to be reported in this Form 8-K pursuant to Item 304(a)(2) of Regulation S-B.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 22, 2004.

LIFE SCIENCES, INC.

By:	/s/ SIMON SRYBNIK
Simon Srybnik, Chairman, CEO and President